                                                               EXHIBIT (a)(1)(A)

                              CHECKFREE CORPORATION
                           4411 EAST JONES BRIDGE ROAD
                             NORCROSS, GEORGIA 30092
                                 (678) 375-3000

                              INFORMATION STATEMENT

                                OFFER TO EXCHANGE
                               OUTSTANDING OPTIONS
                            TO PURCHASE COMMON STOCK
                           HAVING AN EXERCISE PRICE OF
                            $44.00 PER SHARE OR MORE
                                  JUNE 17, 2003

                              CHECKFREE CORPORATION

                      OFFER TO EXCHANGE OUTSTANDING OPTIONS
              HAVING AN EXERCISE PRICE OF $44.00 PER SHARE OR MORE

            THE OFFER EXPIRES AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON THURSDAY, JULY 17, 2003, UNLESS THE OFFER PERIOD IS EXTENDED

         CheckFree Corporation is offering the associates of CheckFree Corporation and its subsidiaries the opportunity to exchange outstanding stock options, whether vested or not, with exercise prices equal to or greater than $44.00 per share for restricted shares of its common stock (sometimes referred to herein as "restricted stock"), or in some cases, cash. You are not required to tender any of your eligible options. However, if you choose to tender any of your eligible options, you must tender all outstanding eligible options.

         If you elect to participate in the offer, we will issue to you, in exchange for the cancellation of your eligible stock options, consideration equal to the number of shares underlying the stock options multiplied by $6.25. If the total consideration due for all eligible options you elect to tender is $3,125 or less, then we will pay you the amount in cash, less applicable tax withholdings. If the total consideration due for all eligible options you elect to tender is more than $3,125, then we will pay you in restricted shares of our common stock which will vest ratably over three years after the grant date. The number of restricted shares you receive will be calculated based on the closing price of our common stock as reported on the Nasdaq National Market on July 17, 2003, or a later date if the offer period is extended. Any applicable withholding taxes or charges will be withheld from the restricted shares as they vest and will be based upon the fair value of the restricted shares at the time of vesting.

         The eligible options vest over a three- to five-year period from the date that they were granted. Regardless of the current vesting schedule of your options, assuming that you continue to meet the requirements for vesting specified in a restricted stock award (the "Restricted Stock Award"), the restricted stock you receive will vest over three years in three equal installments (subject to adjustment to avoid fractional shares) beginning on the Restricted Stock Award grant date (which date is the same as the offer termination date and is sometimes referred to herein as the "grant date") .

         As an example, assume that you hold a stock option grant to purchase 1,000 shares of our common stock at an exercise price of $75.00 per share. Assume that the closing price of our common stock on July 17, 2003, is $25.00 per share. If you elect to participate in the offer, in exchange for the cancellation of your stock option, you will receive shares of our common stock calculated as follows:

         - 1,000 shares underlying your stock option, multiplied by $6.25 per share, or $6,250, which is the total amount of your consideration.

         - $6,250 of consideration, divided by the $25.00 per share assumed closing price, equals 250 shares of our common stock that we will issue to you.

         - The 250 shares would vest over a three-year period in three equal installments (subject to adjustment to avoid fractional shares) beginning on the grant date. Upon each vesting, a certain number of shares will be withheld for taxes, which taxes will be based upon the fair value of the shares of restricted stock vesting at that time.

         To the extent that they hold outstanding stock options with exercise prices equal to or greater than $44.00, only associates of CheckFree Corporation or one of its subsidiaries as of June 17, 2003, who continue to be associates through the offer termination date of July 17, 2003, or a later date if the offer period is extended, are eligible to participate in the offer. If you are currently on a leave of absence, you are also eligible to participate in the offer. However, if you resign or receive a notice of termination at any time before the offer terminates, you are not eligible to participate in the offer. Members of our board of directors, including officers who are directors (i.e., Peter J. Kight and Mark A. Johnson), are not eligible to participate in the offer.

         We are making the offer upon the terms and subject to the conditions described in this Information Statement, including the conditions described in
Section 7 of this Information Statement. We are not making the offer to, nor will we accept any tender of eligible options from or on behalf of, associates in any jurisdiction in which the offer or the acceptance of any tender of eligible options would not comply with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to eligible associates in any jurisdiction.

         ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR ELIGIBLE OPTIONS. YOU SHOULD CAREFULLY REVIEW THIS INFORMATION STATEMENT IN ITS ENTIRETY BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS.

         Shares of our common stock are quoted on the Nasdaq National Market under the symbol "CKFR." On June 13, 2003, the closing price of our common stock as reported on the Nasdaq National Market was $27.06 per share. The total value of the consideration you may receive will not change, even if the closing price of our common stock changes.

         You should direct questions about the offer, requests for assistance in completing the related documents and requests for additional copies of this Information Statement or related documents by sending an email to Tracy Cui at exchangeoffer@checkfree.com.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DOCUMENTATION AND THE RULES OF THE PARTICIPATING PLANS OR ANY APPLICABLE LEGISLATION, THE RULES OR LEGISLATION (AS THE CASE MAY BE) WILL TAKE PRECEDENCE. ALL REFERENCES TO TAXATION CONSEQUENCES ARE FOR GUIDANCE ONLY. WE RECOMMEND THAT YOU CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ELECTING TO PARTICIPATE IN THE OFFER.

                                    IMPORTANT

         Whether or not you accept the offer, YOU MUST COMPLETE AND SIGN AN ELECTION FORM FOR YOUR ELIGIBLE OPTIONS AND DELIVER YOUR ELECTION FORM TO TRACY CUI IN THE HUMAN RESOURCES GROUP at CheckFree Corporation in Norcross via hand delivery or facsimile to (678) 375-2301. Election forms MUST BE RECEIVED either by hand delivery or facsimile before 5:00 p.m., Eastern Daylight Time, on July 17, 2003 (or a later expiration date if we extend the offer). If you hand deliver your election form, you will receive a date-stamped receipt as evidence of delivery. If you fax your election form, you should keep the facsimile confirmation as your receipt of delivery. Election forms not received by CheckFree Corporation by the offer termination date will be disregarded. PLEASE DO NOT MAIL YOUR COMPLETED ELECTION FORM TO US.

         If you accept the offer and the price of our common stock increases above the exercise price of your eligible options during the term of your eligible options, the value of the consideration you receive may be less than the value of the common stock you would have received upon exercise of your eligible options. Therefore, we cannot guarantee that the value of the consideration you receive will be higher than what you would receive if you do not exchange your eligible options. Further, we cannot guarantee that the value of the common stock at the time of vesting will be higher than or equal to the value of the common stock at the time you receive it. See "Material Risks of Participating In the Offer" in Section 1 of this Information Statement. CheckFree Corporation and its board of directors recognize that the decision to accept or reject the offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors about your financial or tax situation. The information about the offer from CheckFree Corporation is limited to the contents of this Information Statement.

         We have not authorized any person to make any recommendation on our behalf as to whether or not you should tender your eligible options pursuant to the offer. We have not authorized anyone to give you any information or to make any representation in connection with the offer other than the information and representations contained in this document and the Tender Offer Statement filed with the SEC on June 17, 2003. If anyone makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                                TABLE OF CONTENTS

SUMMARY OF TERMS............................................................................................     1

THE OFFER...................................................................................................     7

1.     ELIGIBLE PARTICIPANTS; NUMBER OF OPTIONS; OFFER TERMINATION DATE.....................................     8

2.     PURPOSE AND STRUCTURE OF THE OFFER...................................................................    10

3.     SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF RESTRICTED STOCK........................................    11

4.     PROCEDURES FOR EXCHANGING ELIGIBLE OPTIONS...........................................................    13

5.     CHANGE IN ELECTION...................................................................................    14

6.     ACCEPTANCE OF OPTIONS FOR EXCHANGE AND CANCELLATION AND ISSUANCE OF CONSIDERATION....................    15

7.     CONDITIONS OF THE OFFER..............................................................................    15

8.     PRICE RANGE OF COMMON STOCK..........................................................................    17

9.     INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING THE OPTIONS.............    18

10.    ACCOUNTING CONSEQUENCES OF THE OFFER; STATUS OF OPTIONS EXCHANGED IN
                THE OFFER...................................................................................    20

11.    LEGAL MATTERS; REGULATORY APPROVALS..................................................................    20

12.    MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES........................................................    20

13.    TERMS OF THE OFFER SPECIFIC TO ELIGIBLE PARTICIPANTS EMPLOYED OUTSIDE OF THE UNITED STATES...........    21

14.    EXTENSION OF OFFER; TERMINATION; AMENDMENT...........................................................    22

15.    FEES AND EXPENSES....................................................................................    22

16.    INFORMATION ABOUT CHECKFREE..........................................................................    22

17.    RISK FACTORS.........................................................................................    25

18.    ADDITIONAL INFORMATION...............................................................................    25

19.    FORWARD-LOOKING STATEMENTS; MISCELLANEOUS............................................................    26


APPENDIX A - GUIDE TO INTERNATIONAL ISSUES

APPENDIX B - CALCULATION OF BREAKEVEN POINT

APPENDIX C - FORM OF RESTRICTED STOCK AWARD

APPENDIX D - CHANGE IN ELECTION FORMS

                                SUMMARY OF TERMS

         The following are answers to some of the questions that you may have about the offer to associates of CheckFree Corporation and its subsidiaries to exchange outstanding options, whether or not vested, with exercise prices equal to or greater than $44.00 per share, the "eligible options," granted under its equity incentive and stock option plans. We urge you to read carefully the remainder of this Information Statement and the accompanying documents because the information in this summary is not complete. We have included references to the relevant sections of this Information Statement where you can find a more complete description of the topics in this summary.

WHO CAN PARTICIPATE IN THE OFFER?

         To the extent that they hold outstanding stock options with exercise prices equal to or greater than $44.00, the "eligible participants" are associates of CheckFree Corporation and its subsidiaries as of June 17, 2003, who continue to be associates through July 17, 2003, or a later date if the offer is extended. If you are currently on a leave of absence, you are eligible to participate in the offer. However, if you resign or receive a notice of termination at any time before the offer terminates, you are not eligible to participate in the offer. In addition, members of our board of directors, including officers who are directors, are not eligible to participate in the offer. See Section 1 of this Information Statement.

HOW DO I KNOW IF I HAVE RECEIVED A "NOTICE OF TERMINATION"?

         For purposes of the offer, you have received a "notice of termination" if, at any time before the offer termination date, you have received a notice that CheckFree Corporation or one of its subsidiaries intends to take the necessary steps to end your employment relationship or you and CheckFree Corporation or one of its subsidiaries have entered into an agreement to end your employment relationship with CheckFree Corporation or one of its subsidiaries.

IF I AM ON A LEAVE OF ABSENCE, WILL I BE ELIGIBLE TO PARTICIPATE IN THE OFFER?

         Yes. If you are on a leave of absence, you will be deemed an eligible participant and may participate in the offer.

WHAT OPTIONS ARE CHECKFREE CORPORATION OFFERING TO EXCHANGE?

         We are offering to exchange vested and unvested stock options held by eligible participants that are currently outstanding under our equity incentive and stock option plans and that have exercise prices equal to or greater than $44.00 per share. You do not have to exchange any of your eligible options. However, if you elect to exchange any of your eligible options, you must exchange them all.

WHY IS CHECKFREE CORPORATION MAKING THE OFFER?

         A cornerstone of our success has been the motivation of our associates through appropriate levels of cash and equity compensation. We have granted stock options to approximately 60% of our associates. Many of our associates' outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We believe that these options may be unlikely to be exercised in the near future and are not providing the incentives intended for our associates. By making this offer, we believe we will be able to improve associate morale by realigning our compensation programs to more closely reflect the current market and economic conditions. The resulting reduction in outstanding stock options will allow us to continue to provide incentive programs without increasing overall dilution to stockholders. See Section 2 of this Information Statement.

WHAT CONSIDERATION WILL I RECEIVE IN EXCHANGE FOR THE CANCELLATION OF AN ELIGIBLE OPTION?

         For each eligible participant who elects to participate in this offer pursuant to the terms described in this Information Statement, we will issue consideration having a value equal to the number of shares underlying each eligible option tendered for exchange multiplied by $6.25.

         If the aggregate consideration (prior to the calculation of any applicable withholding taxes or charges) for all eligible options you elect to tender is $3,125 or less, then the consideration, less applicable withholdings, will be paid in cash as soon as practicable after July 17, 2003, or a later date if the offer is extended. If you are employed in Canada or the United Kingdom, you will receive your cash value in your local currency. The cash value will be calculated in U.S. dollars and then converted to your local currency based on the U.S. 12:00 noon exchange rate on July 17, 2003.

         If the aggregate consideration (prior to the calculation of any applicable withholding taxes or charges) for all eligible options you elect to tender is greater than $3,125, then the consideration will be paid in restricted shares of our common stock which will vest over three years. Any applicable withholding taxes or charges will be withheld from the restricted shares as they vest and will be based upon the fair value of the restricted shares at such time. The shares of restricted stock will be provided to you as an award, substantially in the form of the Restricted Stock Award, attached to this Information Statement. See Section 3 of this Information Statement.

HOW DID CHECKFREE CORPORATION DETERMINE THE AMOUNT OF CONSIDERATION TO BE PAID IN EXCHANGE FOR THE CANCELLATION OF EACH SHARE OF COMMON STOCK UNDERLYING AN ELIGIBLE OPTION?

         We used the Black-Scholes option-pricing model to determine the approximate fair value of the eligible options. The Black-Scholes option-pricing model relies on various assumptions, including the expected remaining term of the options, the volatility of our common stock, the risk-free rate of interest, expected dividends, the option exercise price and the approximate price of our common stock as of the date we commence the offer. The amount of consideration that we are offering per share of common stock underlying an eligible option is intended to represent the approximate fair value of each eligible option, as determined by the Black-Scholes option-pricing model using our current estimates of these assumptions.

WHAT PRICE WILL BE USED TO DETERMINE THE NUMBER OF SHARES OF RESTRICTED STOCK I WILL RECEIVE IN EXCHANGE FOR MY ELIGIBLE OPTIONS?

         We will use the closing price of our common stock as reported on the Nasdaq National Market on the offer termination date to calculate the number of shares of restricted stock that will be issued in exchange for the cancellation of eligible options. If this calculation would result in the issuance of fractional shares of common stock, the number of shares of restricted stock will be rounded up to the nearest whole number of shares. See Sections 3 and 8 of this Information Statement.

HOW AND WHEN WILL I RECEIVE MY RESTRICTED STOCK OR CASH?

         As soon as practicable after the offer termination date, but not later than August 31, 2003, we expect to deliver a Restricted Stock Award to you. The restricted stock issuable to you under the Restricted Stock Award will vest ratably over the three years after the grant date and will be delivered to you as soon as practicable after vesting. Any applicable withholding taxes or charges will be withheld from the restricted shares as they vest and will be based upon the fair value of the restricted shares at such time.

         We expect to deliver the cash (to eligible participants who tender eligible options with an aggregate value of $3,125 or less) as soon as practicable after the offer termination date, but not later than August 31, 2003. We anticipate that payment of the cash will be processed through our payroll system.

ARE THERE CONDITIONS TO THE OFFER?

         The offer is subject to a number of conditions, which are described in
Section 7 of this Information Statement. If any of these conditions exist, we may decide to reject the eligible options that you elect to exchange, or we may terminate or amend the offer, or postpone our acceptance of any eligible option that you elect to exchange. A summary of these conditions is as follows:

         - if we are required to extend the offer termination date beyond July 17, 2003;

         - if regulatory or legal actions threaten the validity or existence of, or our ability to complete, the offer, or materially and adversely affect our business, condition (financial or other), income, operations or prospects or materially impair the benefits we believe we will receive from the offer;

         - if regulatory or legal actions or interpretations would cause the offer to have adverse accounting consequences to us;

         -        if trading in the U.S. securities markets is suspended;

         - if a third party commences a merger with or acquisition of CheckFree Corporation;

         - if we believe that a material change or changes in our business, condition (financial or other), assets, income, operations, prospects or stock ownership has occurred; or

         - if we determine that any event has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the offer to us and thus makes it inadvisable for us to proceed with the offer or to accept the eligible options that you elect to exchange.

WHAT HAPPENS IF I AM AN ELIGIBLE PARTICIPANT ON JUNE 17, 2003, BUT AM NOT AN ELIGIBLE PARTICIPANT ON THE OFFER TERMINATION DATE?

          If you elect to tender your eligible options and prior to the offer termination date become ineligible, then none of your eligible options will be exchanged and your eligible options will continue on their current terms. Participation in the offer does not confer upon you the right to remain employed by CheckFree Corporation or its subsidiaries.

IF I AM AN ELIGIBLE PARTICIPANT EMPLOYED OUTSIDE OF THE UNITED STATES WHO HOLDS ELIGIBLE OPTIONS UNDER CHECKFREE CORPORATION'S EQUITY INCENTIVE AND STOCK OPTION PLANS, AM I SUBJECT TO THE SAME TERMS AS DESCRIBED IN THIS OFFER?

         If you are an eligible participant employed outside of the United States who holds eligible options, you are subject to the terms of this offer as described herein. International associates should also refer to Appendix A to this Information Statement entitled "Guide to International Issues" for a discussion of the tax and other consequences of accepting or rejecting the offer under the law of the country in which you are employed. If the laws of your jurisdiction do not allow tax withholdings by an employer as discussed in
Section 12 of and Appendix A to this Information Statement, you will be required to pay your taxes.

WILL I BE ELIGIBLE TO RECEIVE FUTURE OPTION GRANTS IF I EXCHANGE MY ELIGIBLE OPTIONS?

         Whether or not you exchange your eligible options has no effect upon whether or not we make future grants of stock options or whether you are chosen to be a recipient of those grants.

WILL THE RESTRICTED STOCK BE SUBJECT TO VESTING?

         Yes. While the eligible options vest over a three- to five-year period from the date they were granted, the shares of restricted stock will vest over three years in three equal installments issuable on the anniversary of the grant date. Therefore, assuming that you continue to meet the requirements for vesting specified in the Restricted Stock Award, your restricted stock will vest as follows:

            DATE                                   VESTED %                                 TOTAL VESTED %
            ----                                   --------                                 --------------
        July 17, 2004               33 1/3% of your restricted stock vests                     33 1/3%
        July 17, 2005               33 1/3% of your restricted stock vests                     66 2/3%
        July 17, 2006               33 1/3% of your restricted stock vests                       100%

WHAT WILL BE THE TERMS AND CONDITIONS OF THE RESTRICTED STOCK?

         The terms and conditions of the restricted stock you will receive in this offer will be set forth in the Restricted Stock Award. By signing and returning the Election Form, you agree to be bound by the terms and conditions of the Restricted Stock Award. The restricted stock may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until it vests. Until the restricted stock vests and is issued, you shall not have any rights of a stockholder with respect to the restricted shares, including any right to vote such restricted shares and to receive dividends and distributions on such restricted shares. Once the restricted stock has vested, it will no longer be subject to forfeiture. Accordingly, upon each vesting of restricted shares, you will receive a stock certificate representing one-third of the shares under the Restricted Stock Award, less applicable withholdings.

IF, FOR ANY REASON, I AM NO LONGER EMPLOYED BY CHECKFREE CORPORATION AFTER THE OFFER TERMINATION DATE BUT BEFORE THE APPLICABLE VESTING PERIOD EXPIRES, AM I ENTITLED TO KEEP MY SHARES OF RESTRICTED STOCK?

         Prior to vesting, your unvested stock will be forfeited completely if your employment with CheckFree Corporation terminates for any reason. This means that all of your unvested shares of restricted stock will be forfeited upon your resignation or other voluntary or involuntary termination of your employment. Whatever shares vest while you remain an associate of CheckFree Corporation are yours to keep even after you leave.

WHY DOESN'T CHECKFREE CORPORATION "REPRICE" MY ELIGIBLE OPTIONS?

         A "repricing" of existing options could lead to adverse accounting consequences for the repriced options, including a requirement that we take a charge to earnings for compensation expense over the life of the options. This compensation expense could vary over time if our stock price fluctuates and could lower our earnings per share and adversely impact the price of our common stock on an ongoing basis. Through this offer, which essentially equates the economic value of the stock options with the restricted shares being offered, our goal is to balance an appropriate incentive to retain valued employees with our responsibility for prudence on behalf of our stockholders.

WHY DOESN'T CHECKFREE CORPORATION JUST GRANT ME ADDITIONAL OPTIONS?

         Because of the large number of options currently outstanding that have exercise prices significantly above our recent market price, a grant of additional options to replace these "underwater" options could dilute our existing stockholders' investment in CheckFree Corporation by increasing the number of outstanding shares and decreasing earnings per share of our common stock on a fully diluted basis.

WHAT HAPPENS TO MY ELIGIBLE OPTIONS IF I DO NOT ACCEPT THE OFFER?

         If you do not accept the offer, you will keep all your current options and you will not receive any consideration. No changes will be made to your current options.

         You will not be subject to U.S. Federal Income Tax as a result of your election not to exchange your eligible options. We do not believe that the offer to you will change any of the terms of your eligible options if you do not accept the offer. However, the IRS may characterize the offer to you as a "modification" of those eligible options that are incentive stock options, even if you decline the offer. A successful assertion by the IRS that such options have been modified could extend the options' holding period to qualify for favorable tax treatment, cause all or a portion of such options to be treated as nonqualified stock options, and potentially give rise to immediate taxable income if the IRS asserts that the options are deemed to have a fair market value as a result of the exchange offer.

         If you choose not to exchange your eligible options and you have been granted incentive stock options, we recommend that you consult with your tax advisor to determine the tax consequences of the exercise of those options and the sale of the common stock that you will receive upon exercise.

IF I ELECT TO EXCHANGE ELIGIBLE OPTIONS, DO I HAVE TO EXCHANGE ALL OF MY ELIGIBLE OPTIONS OR CAN I JUST EXCHANGE SOME OF THEM?

         If you hold more than one eligible option and you wish to exchange it, you must tender all of your eligible options. Once any eligible options you tender are cancelled, you will have no rights to these cancelled eligible options.

WILL I HAVE TO PAY TAXES IF I EXCHANGE MY ELIGIBLE OPTIONS IN THE OFFER?

         The following is a general summary of the U.S. Federal Income Tax consequences of the exchange of eligible options under the offer. If you are employed outside the United States, you should refer to Appendix A to this Information Statement.

         If you receive cash consideration in the offer, you will recognize income for income tax purposes on the cash consideration on the offer termination date. Any applicable withholding taxes or charges on the cash consideration will be withheld from the cash payable to you.

         There are no immediate tax consequences from receiving the Restricted Stock Award in exchange for your eligible options. When the Restricted Stock Award vests and the shares of stock are issued, you will be required to recognize ordinary taxable income in an amount equal to the fair market value of the restricted stock on the vesting date, based on the closing price of our common stock on that date (or the next business day if the vesting date falls on a weekend or a holiday). Before you receive a stock certificate for vested shares, all applicable income tax withholding obligations must be satisfied. We will withhold a number of shares of stock equal in value to your withholding obligation and we will pay this amount to the IRS on your behalf. See Section 12 and Appendix A to this Information Statement.

         Depending on your personal tax situation, you may owe taxes on the consideration above and beyond the amounts withheld. Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

         BEFORE ACCEPTING THE OFFER, WE RECOMMEND THAT YOU CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL CONTRIBUTION CONSEQUENCES OF ELECTING TO PARTICIPATE IN THE OFFER UNDER THE LAWS OF THE COUNTRY IN WHICH YOU LIVE AND WORK, INCLUDING BUT NOT LIMITED TO A DETERMINATION OF WHETHER TAXES IN ADDITION TO THE AMOUNTS WITHHELD FROM THE CONSIDERATION, IF ANY, WILL BE DUE AS A RESULT OF ELECTING TO PARTICIPATE IN THE OFFER.

WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I KNOW IF IT IS EXTENDED?

         The offer expires on July 17, 2003, at 5:00 p.m., Eastern Daylight Time, unless we extend it.

         Although we do not currently intend to do so, we may, in our discretion or as required, extend the offer at any time. If we extend the offer, we will announce the extension by means reasonably calculated to reach you no later than 5:00 p.m., Eastern Daylight Time, on July 17, 2003. See Section 1 of this Information Statement.

WHAT DO I NEED TO DO TO EXCHANGE MY ELIGIBLE OPTIONS?

         Whether or not you accept the offer, you must make your election by following the directions set forth in Section 4 of this Information Statement and deliver your signed Election Form to Tracy Cui in the Human Resources Group at CheckFree Corporation in Norcross before the offer termination date. Election Forms must be hand delivered to Ms. Cui or sent via facsimile to her at (678) 375-2301. PLEASE DO NOT MAIL YOUR COMPLETED ELECTION FORM TO US.

         Election Forms must be received before 5:00 p.m., Eastern Daylight Time, on July 17, 2003 (or a later expiration date if CheckFree Corporation extends the offer). Election Forms not received by CheckFree Corporation by the offer termination date will be disregarded.

         YOU SHOULD REVIEW THIS INFORMATION STATEMENT, THE ELECTION FORM AND ALL OF THE RELATED ATTACHMENTS BEFORE MAKING YOUR ELECTION.

DURING WHAT PERIOD OF TIME MAY I CHANGE MY PREVIOUS ELECTION?

         You may change your previous election at any time before 5:00 p.m., Eastern Daylight Time, on July 17, 2003. If we extend the offer beyond that time, you may change your previous election at any time until the extended offer termination date. To change your election, please follow the directions set forth in Section 5 of this Information Statement.

         Notice of Change in Election Forms must be received before 5:00 p.m., Eastern Daylight Time, on July 17, 2003 (or a later expiration date if CheckFree Corporation extends the offer). Notice of Change in Election Forms not received by CheckFree Corporation by the offer termination date will be disregarded. If you change your election from reject to accept you will also be required to fill out and deliver a new Election Form. You may change your election more than once. See Section 5 of this Information Statement.

UNDER WHAT CIRCUMSTANCES WOULD CHECKFREE CORPORATION NOT ACCEPT MY ELIGIBLE OPTIONS?

         We currently expect that we will accept promptly after the offer termination date all eligible options that are properly submitted and received for exchange and for which the election has not been validly withdrawn. We may, however, reject any or all Election Forms, Notice of Change in Election Forms or exchanged options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the eligible options elected for exchange, or if certain conditions exist which in our reasonable judgment makes it inadvisable to proceed with the offer. See Sections 6 and 7 of this Information Statement.

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS ABOUT THE OFFER?

         You should direct questions about this offer, requests for assistance in completing the related documentation and requests for additional copies of this Information Statement or related documents by sending an email to Tracy Cui at exchangeoffer@checkfree.com.

                                    THE OFFER

MATERIAL RISKS OF PARTICIPATING IN THE OFFER

         Participation in this offer involves a number of potential risks, including the material risks described below. Eligible participants should carefully consider these risks and are urged to speak with an investment and tax advisor as necessary before deciding whether or not to participate in this offer. In addition, we strongly encourage you to read this Information Statement in its entirety and review the documents referred to in Section 18 of this Information Statement.

         IF OUR STOCK PRICE INCREASES AFTER THE DATE THAT YOUR TENDERED ELIGIBLE OPTIONS ARE CANCELLED, YOUR CANCELLED ELIGIBLE OPTIONS MIGHT HAVE BEEN WORTH MORE THAN THE CONSIDERATION THAT YOU RECEIVE IN EXCHANGE FOR THEM.

         Although the market price of our common stock is currently lower than the exercise price of the eligible options you may tender in this offer, the market price of our common stock may increase in the future. If you accept the offer and the price of our common stock increases above certain levels (the "Breakeven Point") during the term of your eligible options, the pre-tax value of the consideration you receive as a result of this offer may be less than the pre-tax value of the common stock you would have received upon exercise of your eligible options. The Breakeven Point will vary for each eligible option depending upon the exercise price of that option. For example, an option with the exercise price of $44.00 has a Breakeven Point of $58.67. (See Appendix B to this Information Statement for the calculation of this Breakeven Point.) This means that if you elect to exchange eligible options with an exercise price of $44.00 and the market price of our common stock increases above $58.67 during the term of your eligible options, then the value of your options would have been greater than the value of the consideration you would receive under this offer. Similarly, if the market price of our common stock does not exceed $58.67 during the term of your eligible options, then the value of this offer would have been greater than the value of your eligible options. The Breakeven Point increases as the exercise price of the eligible options increases.

         Because many associates hold multiple option grants eligible for exchange, and because all eligible options must be exchanged if you elect to exchange any options, the Breakeven Point for each associate will depend upon the exercise price of all of that associate's eligible options and the number of options that associate holds at each exercise price. However, since the Breakeven Point will increase as the exercise price of the eligible options increases, and since $44.00 is the lowest eligible option price, the Breakeven Point for any participating associate will not be lower than $58.67.

         IF YOU RECEIVE RESTRICTED STOCK IN THIS OFFER, YOU MAY LOSE THE POTENTIAL BENEFIT OF ANY VESTED OPTIONS YOU TENDER IN THIS OFFER.

         If you receive shares of restricted stock in this offer, the shares are scheduled to vest ratably over a three-year period beginning on the grant date of the Restricted Stock Award. Therefore, you will receive shares of restricted stock with a new vesting schedule and lose the benefit of vesting that has already occurred with respect to your eligible options. You will generally forfeit any shares of restricted stock you receive in this offer that is not vested when your service with CheckFree Corporation terminates. If your service with us is terminated prior to July 17, 2006, the last regularly scheduled vesting date of the restricted stock, you may lose the potential benefit of any vested options you tender in this offer.

         THE VALUE OF THE RESTRICTED STOCK YOU RECEIVE IN THIS OFFER MAY DECREASE FROM THE DATE OF GRANT TO THE DATE OF VESTING.

         If the price of our common stock decreases below the price of our common stock on the grant date, the value of the shares of restricted stock that you receive upon vesting of the shares will be less than the value of those shares on the grant date. We cannot guarantee that the value of the restricted stock at the time of vesting will be the same as it was on the date of grant of the restricted stock.

         THE BLACK-SCHOLES OPTION-PRICING MODEL WE USED TO DETERMINE THE CONSIDERATION PAYABLE UPON TENDER OF ELIGIBLE OPTIONS MAY NOT RESULT IN A DIRECT CORRELATION BETWEEN THE BLACK-SCHOLES VALUE OF A PARTICULAR ELIGIBLE OPTION AND THE CONSIDERATION PAYABLE UPON SUCH ELIGIBLE OPTION'S TENDER.

         We used the Black-Scholes option-pricing model to determine the approximate fair value of the eligible options. The Black-Scholes option-pricing model relies on various assumptions, including the expected remaining term of the options, the volatility of our common stock, the risk-free rate of interest, expected dividends, the option exercise price and the price of our common stock as of the date we commence the offer. The amount of consideration that we are offering per share of common stock underlying an eligible option is intended to represent the approximate fair value of each eligible option, as determined by the Black-Scholes option-pricing model using our current estimates of these assumptions. However, because there are different exercise prices for eligible options, ranging from $44.40 to $104.50, in the case of any particular option there may not be a direct correlation between the Black-Scholes value of the eligible options and the value of the cash or shares of restricted stock issued in exchange.

         CheckFree Corporation and its board of directors recognize that the decision to accept or reject the offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this offer that is available from CheckFree Corporation is limited solely to the information contained in this Information Statement.

1. ELIGIBLE PARTICIPANTS; NUMBER OF OPTIONS; OFFER TERMINATION DATE.

         "Eligible participants" are associates of CheckFree Corporation and its subsidiaries as of June 17, 2003, who continue to be associates through the offer termination date. If you are currently on a leave of absence, you are eligible to participate in the offer. However, if you resign or receive a notice of termination at any time before the offer terminates, you are not eligible to participate in the offer. In addition, members of our board of directors, including officers who are directors, are not eligible to participate in the offer.

         For purposes of the offer, you have received a "notice of termination" if, at any time before the offer termination date, you have received a notice or are on notice that CheckFree Corporation or one of its subsidiaries intends to take the necessary steps to end your employment relationship or you and CheckFree Corporation or one of its subsidiaries have entered into an agreement to end your employment relationship with CheckFree Corporation or one of its subsidiaries.

         The "eligible options" consist of options with exercise prices equal to or greater than $44.00 per share that have been issued under our 1983 Incentive Stock Option Plan, 1983 Non-Statutory Stock Option Plan, 1993 Stock Option Plan, Third Amended and Restated 1995 Stock Option Plan, BlueGill Technologies, Inc. 1997 Stock Option Plan, BlueGill Technologies, Inc. 1998 Incentive and Non-Qualified Stock Option Plan, and 2002 Stock Incentive Plan (the "participating plans"). The only participating plan under which we have issued options with exercise prices equal to or greater than $44.00 per share is the Third Amended and Restated 1995 Stock Option Plan.

         For each eligible participant who elects to participate in this offer pursuant to the terms described herein, we will issue consideration having a value equal to the number of shares underlying each eligible option tendered for exchange multiplied by $6.25. Any applicable withholding taxes or charges will be withheld from the consideration and paid by us to the applicable tax authority, as permitted or required by law.

         If the aggregate consideration (prior to the calculation of any applicable withholding taxes or charges) for all eligible options you elect to tender is $3,125 or less, then the consideration, less applicable withholdings, will be paid in cash as soon as practicable after the offer termination date. If you are employed in Canada or the United Kingdom, you will receive your cash in your local currency. The cash will be calculated in U.S. dollars and then converted to your local currency based on the U.S. 12:00 noon exchange rate on July 17, 2003.

         If the aggregate consideration (prior to the calculation of any applicable withholding taxes or charges) for all eligible options you elect to tender is greater than $3,125, then the consideration will be paid in restricted shares of our common stock. The number of shares of restricted stock will be determined and issuable as of the offer termination date, and will equal the dollar value of the consideration divided by the closing price of our common stock as reported on the Nasdaq National Market on the offer termination date. If this calculation would result in the issuance of fractional shares of common stock, the number of shares of restricted stock will be rounded up to the nearest whole number of shares. The restricted stock will vest ratably over the three years following the grant date. Any applicable withholding taxes or charges will be withheld from the restricted shares as they vest and will be based upon the fair value of the restricted shares at the time of vesting.

         Subject to the terms and conditions of this offer, we will issue you a Restricted Stock Award, in the form attached as Appendix C to this Information Statement, as soon as practicable after the offer termination date. The restricted stock issued in exchange for tendered options will be issued under the 2002 Stock Incentive Plan. The shares of restricted stock will be subject to forfeiture and other restrictions until they vest under the terms of the Restricted Stock Award. The restricted stock may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until it vests. Until the restricted stock vests and is issued, you shall not have any rights of a stockholder with respect to the restricted shares, including any right to vote such restricted shares and to receive dividends and distributions on such restricted shares. By properly tendering your eligible options, you will be deemed to have accepted the terms of, and agreed to be bound by, the terms and conditions of the Restricted Stock Award. Regardless of the current vesting schedule of your options, assuming that you have remained our associate throughout this period, the shares of restricted stock will vest yearly in three equal installments beginning on the first anniversary of the grant date.

         If you elect to exchange an eligible option, you must tender all of your eligible options. If you do not elect to tender any eligible options, no eligible options will be exchanged and your eligible options will continue on their current terms.

         As of June 2, 2003, options to purchase 7,487,958 shares of common stock were outstanding under the participating plans. The options had exercise prices of between $0.42 and $104.50 per share. Of these options, options to purchase 2,009,609 shares of our common stock had an exercise price of $44.00 or more, of which 1,454,809 are held by eligible participants. The shares of common stock issuable upon exercise of eligible options held by eligible participants represent approximately 19% of the total shares of common stock issuable upon exercise of all options outstanding under the participating plans as of June 2, 2003.

         Our offer is subject to the terms and conditions described in this Information Statement. We will only accept eligible options that are properly submitted for exchange and not validly withdrawn in accordance with Sections 4 and 5 of this Information Statement before the offer expires on the offer termination date. We may, however, reject any or all Election Forms, Notice of Change in Election Forms or exchanged options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the eligible options elected for exchange or to the extent certain conditions described in this Information Statement exist which in our reasonable judgment makes it inadvisable to proceed with the offer. See Sections 6 and 7 of this Information Statement.

         The term "offer termination date" for this offer means 5:00 p.m., Eastern Daylight Time, on July 17, 2003, unless and until we, in our discretion or as required, extend the period of time during which the offer will remain open. If we extend the period of time during which the offer will remain open, the term "offer termination date" will refer to the latest time and date at which the offer expires. See Section 14 of this Information Statement for a description of our rights to extend, postpone, terminate and/or amend the offer or to reject any eligible option that you elect to exchange.

         We will publish a notice if we decide to take any of the following actions:

         - increase or decrease what we will give you in exchange for your eligible options;

         - increase or decrease the number of eligible options to be exchanged in the offer; or

         -        extend or terminate the offer.

         If the offer is scheduled to expire within ten (10) business days from the date we notify you of an increase or decrease, as described above, we also intend to extend the offer until ten (10) business days after the date the notice is published.

         If we elect to extend the offer, as described above, the offer termination date would also change.

         A "business day" means any day other than a Saturday, Sunday or federal holiday in the United States and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Daylight Time.

2. PURPOSE AND STRUCTURE OF THE OFFER.

         A cornerstone of our success has been the motivation of our associates through appropriate levels of cash and other forms of compensation. We have granted stock options to approximately 60% of our associates. We granted the options for the following purposes:

         - to provide our associates an opportunity to acquire or increase a financial interest in CheckFree Corporation, thereby creating a stronger incentive to assist CheckFree Corporation in achieving our corporate goals;

         -        to attract, motivate and reward our associates; and

         - to strengthen the alignment of interests between our associates and stockholders.

         Many of our outstanding options have exercise prices that are significantly higher than the current market price of our common stock. We believe that these options may be unlikely to be exercised in the near future. By making this offer, we believe that we will be able to improve associate morale by realigning our compensation programs to more closely reflect the current market and economic conditions. The resulting reduction in outstanding stock options will allow us to continue to provide incentive programs for employees without increasing overall dilution to stockholders.

         We are undertaking this offer, as opposed to repricing your options or granting you new options, because those actions would have unfavorable financial and accounting consequences for CheckFree Corporation. Specifically, a repricing would lead to variable accounting for the repriced options and require that we take a charge to earnings for compensation expense over the life of the options. This compensation expense could lower our earnings per share and could have an adverse impact on the price of our common stock on an ongoing basis. A grant of additional options would also decrease earnings per share, on a fully diluted basis, by increasing the number of outstanding shares calculated on that basis. This would dilute our stockholders' investment in our company.

         The offer will have financial and accounting consequences also, but they will not be as unfavorable as those described above. Any cash paid for eligible options will be treated for financial reporting purposes as cash compensation expense during the quarter ended September 30, 2003. For the shares of restricted stock issued in this offer, we will record additional non-cash compensation expense ratably over the restricted stock's three-year vesting period based on our common stock's market value on the grant date. Neither the shares of restricted stock issued in the offer nor the tendered options will be treated for financial reporting purposes as variable awards. However, all eligible options not tendered for exchange will be treated as variable awards. Variable awards will require us to record non-cash compensation expense on a marked-to-market basis to the extent the stock price exceeds the exercise price of the eligible options not tendered. We cannot predict the impact the variable awards will have on non-cash compensation expense.

3. SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF RESTRICTED STOCK.

         CONSIDERATION. For each eligible participant who elects to participate in this offer, we will determine and issue consideration as follows:

         (1) DETERMINE AMOUNT OF CONSIDERATION: The consideration to be paid in exchange for each eligible option will be equal to the number of shares underlying each eligible option tendered for exchange multiplied by $6.25.

         (2)  DETERMINE TYPE OF CONSIDERATION:

            (a) If the aggregate consideration (prior to the calculation of any applicable withholding taxes or charges) of all eligible options you elect to tender is $3,125 or less, then the consideration, less applicable withholdings, will be paid in cash as soon as practicable after the offer termination date. If you are employed in Canada or the United Kingdom, you will receive your cash in your local currency. The cash will be calculated in U.S. dollars and then converted to your local currency based on the U.S. 12:00 noon exchange rate on July 17, 2003.

            (b) If the aggregate consideration (prior to the calculation of any applicable withholding taxes or charges) of all eligible options you elect to tender is greater than $3,125, then the consideration will be paid in shares of restricted stock. The number of shares of restricted stock will equal the dollar value of the consideration, divided by the closing price of our common stock as reported on the Nasdaq National Market on the offer termination date. If this calculation would result in the issuance of fractional shares of common stock, the number of shares of restricted stock will be rounded up to the nearest whole number of shares. The restricted stock will vest ratably over the three years following the grant date. You will receive a Restricted Stock Award as soon as practicable after the offer termination date and you will receive the restricted shares as soon as practicable after vesting. Any applicable withholding taxes or charges will be withheld from the restricted shares as they vest and will be based upon the fair value of the restricted shares at such time.

         (3) CALCULATE TAX WITHHOLDINGS: Any applicable withholding taxes or charges will be withheld from the consideration referenced above and paid to the appropriate tax authority, as permitted or required by law. For U.S. associates, the tax withholdings will equal the supplemental rate applicable to the value of the restricted stock issued upon each vesting. For international associates, the tax withholdings will depend on the statutory tax rate in your jurisdiction. Eligible participants should consult with their tax advisor to determine if additional taxes will be due. Depending on your personal tax situation, you may owe taxes on the consideration above and beyond the amounts withheld. Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay. If you receive shares of restricted stock, any applicable withholding taxes or charges will be withheld from the restricted shares as they vest and will be based upon the fair value of the restricted shares at such time.

         EXAMPLE 1 (CASH): The eligible option entitles the associate to purchase up to 380 shares of our common stock at an exercise price of $75.00 per share. The associate's total tax withholdings rate is 20%. The associate elects to exchange the eligible option. The consideration for the eligible option is $2,375 (380 shares multiplied by $6.25 per share). In exchange for the cancellation of the option, the associate will receive $1,900 in cash ($2,375 less $475 in tax withholdings). If the associate is in a country where CheckFree Corporation cannot deduct the tax withholdings, the associate would receive $2,375 and be responsible for paying the applicable taxes.

         EXAMPLE 2 (RESTRICTED STOCK): The eligible option entitles the associate to purchase up to 1,000 shares of our common stock at an exercise price of $50.00 per share. The associate's total tax withholdings rate is 20%. The closing price of our common stock as reported on the Nasdaq National Market on the offer termination date is $25.00.

         STEP 1:  The consideration for the eligible option is as follows:


        NUMBER OF                                                PER SHARE
         SHARES                     PER SHARE                  CONSIDERATION             TOTAL CONSIDERATION
           (A)                   EXERCISE PRICE                     (B)                      (A TIMES B)
        ========                 ==============                =============             ===================
         1,000                    $  50.00                        $ 6.25                    $    6,250

           STEP 2: Because the aggregate consideration due to the associate exceeds $3,125, the consideration would be paid in shares of restricted stock. The number of shares of restricted stock due to the associate would have a value of $6,250. Assuming a $25.00 closing price on the offer termination date, CheckFree Corporation would issue a Restricted Stock Award for 250 ($6,250/$25.00) shares of restricted stock which would vest ratably over the three years from the grant date.

           STEP 3: If the laws of your jurisdiction permit withholdings by us, then applicable withholding taxes or charges would be withheld from the restricted shares as they vest and would be based upon the fair value of the restricted shares at the time of vesting. For an associate with a 20% withholding rate, CheckFree Corporation would withhold 20% of the fair value of the vested restricted stock and remit such amount to the appropriate tax authority. Depending on your personal tax situation, you may owe taxes on the consideration above and beyond the amount withheld, and these taxes would be your obligation to pay when they are due. If the laws of your jurisdiction do not permit withholdings by use, then you will be required to pay all of your taxes.

         TERMS OF RESTRICTED STOCK. Shares of restricted stock issued as consideration for the cancellation of your eligible options will be issued under the 2002 Stock Incentive Plan. The issuance of restricted stock under this offer will not create any contractual or other right of the recipients to receive any future grants of stock, stock options or benefits in lieu of stock options.

         If we receive and accept the election to exchange all eligible options outstanding as of June 17, 2003, held by eligible participants, and assuming a closing price of our common stock on July 17, 2003, of $25.00 per share, we expect to grant restricted stock in exchange for such eligible options for an aggregate total of approximately 275,560 shares of our common stock, prior to the withholding of shares for taxes or other charges. See Section 10 of this Information Statement. Such number of shares of restricted stock would equal, prior to withholding for taxes or other charges, approximately 0.31% of the total shares of our common stock outstanding as of June 2, 2003.

         The following description of the 2002 Stock Incentive Plan and the restricted stock is a summary and is not complete. Restricted stock will be subject to the terms and conditions of the 2002 Stock Incentive Plan. Additional information about the 2002 Stock Incentive Plan may be found in the Form S-8 Registration Statements and related prospectuses prepared in connection with the 2002 Stock Incentive Plan. Please contact Tracy Cui in the Human Resources Group in Norcross at (678) 375-3301 to request copies of the 2002 Stock Incentive Plan or related prospectuses. Copies will be provided promptly and at our expense.

         General. Our 2002 Stock Incentive Plan was adopted on November 6, 2002. As of June 2, 2003, there were 2,843,796 shares of our common stock available for grant pursuant to the 2002 Stock Incentive Plan and options to purchase 919,225 shares of common stock were issued and outstanding under the 2002 Stock Incentive Plan. All shares of restricted stock issued pursuant to this offer will be issued under the 2002 Stock Incentive Plan.

         Administration. The board of directors administers the 2002 Stock Incentive Plan and has delegated administration of the 2002 Stock Incentive Plan to the Stock Option and Compensation Committee of the board of directors. The board of directors has the authority to construe, interpret and amend the 2002 Stock Incentive Plan; provided, however, that certain amendments to our 2002 Stock Incentive Plan require the approval of our stockholders.

         CheckFree Corporation Common Stock. Please review the materials we have filed with the SEC, including the documents listed in Section 18, for information regarding the terms of our common stock and a description of CheckFree Corporation and its business and operations.

         Vesting of Restricted Stock. The shares of restricted stock will vest yearly in three equal installments beginning on the first anniversary of the offer termination date.

         Tax Consequences. If you are a U.S. associate, you should refer to
Section 12 of this Information Statement for a discussion of the U.S. income tax consequences of the consideration and the eligible options, as well as the consequences of accepting or rejecting the consideration under this offer. If you are an international associate, please refer to Appendix A to this document entitled "Guide to International Issues." FOR ALL ASSOCIATES, WE RECOMMEND THAT YOU CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO TAX MATTERS.

         Registration of Restricted Stock. All shares of common stock issuable under the 2002 Stock Incentive Plan, including the shares that will be issuable upon vesting of all restricted stock, will be registered under the Securities Act of 1933, as amended (the "Securities Act"), on one or more Registration Statements on Form S-8 filed with the SEC.

4. PROCEDURES FOR EXCHANGING ELIGIBLE OPTIONS.

         MAKING YOUR ELECTION.

          Complete your Election Form by checking the appropriate box and signing at the bottom of the Election Form. YOU MUST COMPLETE AND SIGN YOUR ELECTION FORM, WHETHER OR NOT YOU ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS. Once completed and signed, you must hand deliver or fax your Election Form to Tracy Cui in the Human Resources Group at CheckFree Corporation in Norcross. If you choose to send your form to Tracy Cui via facsimile, please send it to (678) 375-2301. If you hand deliver your Election Form, you will receive a date-stamped receipt as evidence of delivery. If you fax your Election Form, you should keep the facsimile confirmation as your receipt of delivery. Please keep the receipt for your record-keeping purposes. If you have any questions about submitting your Election Form, please send an email request to Tracy Cui at exchangeoffer@checkfree.com. ELECTION FORMS MUST BE RECEIVED BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON JULY 17, 2003 (OR A LATER EXPIRATION DATE IF CHECKFREE CORPORATION EXTENDS THE OFFER). Election Forms not received by CheckFree Corporation by the offer termination date, even if sent by the offer termination date, will be disregarded.

         You do not need to return the stock option agreements, if you have them, for your eligible options to effectively elect to accept the offer, as they will be automatically cancelled if CheckFree Corporation accepts your eligible options for exchange.

         If we extend the offer beyond the July 17, 2003 offer termination date, then you must sign and deliver your Election Form before the extended offer termination date. We may reject any eligible options to the extent that we determine the applicable Election Form is not properly completed or to the extent that we determine it would be unlawful to accept the options. Although we may later extend, terminate or amend the offer, we currently expect to accept all properly exchanged options promptly following the deadline of 5:00 p.m., Eastern Daylight Time, on July 17, 2003 (or a later expiration date if CheckFree Corporation extends the offer). If you do not sign and deliver your Election Form before the offer expires, it will have the same effect as if you rejected the offer.

         DETERMINATION OF VALIDITY; REJECTION OF OPTIONS; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE OF DEFECTS. We will determine, in our discretion, all questions as to the number of shares subject to eligible options and the validity, form, eligibility (including time of receipt) and acceptance of Election Forms and Notice of Change in Election Forms. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all Election Forms, Notice of Change in Election Forms or tendered options to the extent that we determine they were not properly executed or delivered or to the extent that we determine it is unlawful to accept any of the eligible options that you elect to exchange. We may waive any or all of the conditions of the offer for all eligible participants. We may waive any defect or irregularity in any Election Form or Notice of Change in Election Form with respect to any particular option or any particular eligible participant. No eligible options will be accepted for exchange until all defects or irregularities have been cured by the eligible participants exchanging the eligible options or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to exchange any eligible options, and no one will be liable for failing to give notice of any such defects or irregularities.

         OUR ACCEPTANCE CONSTITUTES AN AGREEMENT. If you are not notified of a rejection and you receive notice of our acceptance for exchange and cancellation of all eligible options validly elected for exchange and not properly withdrawn, you may assume that your properly executed and delivered Election Form has been accepted. If you elect to exchange your eligible options according to the procedures described above, you will have accepted the offer. Our acceptance of eligible options that are properly submitted and received for exchange will form a binding agreement between you and us on the terms and subject to the conditions of this offer.

         Subject to our rights to extend, terminate, postpone and/or amend the offer or to reject the eligible options you elect to exchange, we currently expect that we will accept promptly after the offer termination date all properly and timely made elections to exchange eligible options that have not been validly withdrawn.

5. CHANGE IN ELECTION.

         You may only change your election by following the procedures described in this Section 5.

         You may change your election at any time before 5:00 p.m., Eastern Daylight Time, on July 17, 2003. If we extend the offer beyond that time, you may change your election at any time until the extended offer termination date. Additionally, you may withdraw the eligible options you elected to exchange if after forty (40) business days following the commencement of the offer we have not accepted for exchange all eligible options you elected to exchange. The date of the fortieth (40th) business day is August 13, 2003.

         Please note you have been supplied with two different Notice of Change in Election Forms, one of which is to be used if you wish to reject the offer after having accepted it and the other of which is to be used if you wish to accept the offer after having rejected it. If you intend to change an election, it is important that you follow the procedures outlined below.

         To change your election, you must deliver a Notice of Change in Election Form, a copy of which is attached to this Information Statement as
Exhibit 2, to the Human Resources Group at CheckFree Corporation before 5:00 p.m., Eastern Daylight Time, on July 17, 2003 (or a later expiration date if CheckFree Corporation extends the offer). The Notice of Change in Election Form must be hand delivered to Tracy Cui or sent via facsimile to her at (678) 375-2301. If you hand deliver your Notice of Change in Election Form, you will receive a date-stamped receipt as evidence of delivery. If you fax your Notice of Change in Election Form, the facsimile confirmation is your receipt of delivery. Please keep the receipt for your record-keeping purposes.

         NOTICE OF CHANGE IN ELECTION FORMS MUST BE RECEIVED BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON JULY 17, 2003 (OR A LATER EXPIRATION DATE IF CHECKFREE CORPORATION EXTENDS THE OFFER). Notice of Change in Election Forms not received by CheckFree Corporation by the offer termination date will be disregarded. The Notice of Change in Election Form must be signed by you, have your name on it, and must clearly indicate whether you elect to accept or reject the offer. Please note that if you previously elected to reject the offer and wish to change your election and accept the offer, you must also fill out and deliver a new Election Form along with the Notice of Change in Election. You may change your election more than once. The Notice of Change in Election Form and new Election Form (if applicable) may be sent via the process described above.

          Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice of Change in Election Form, and no one will be liable for failing to give notice of any defects or irregularities. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notice of Change in Election Forms. Our determinations regarding these matters will be final and binding.

6. ACCEPTANCE OF OPTIONS FOR EXCHANGE AND CANCELLATION AND ISSUANCE OF CONSIDERATION.

         On the terms and subject to the conditions of this offer and as promptly as practicable following the offer termination date, we expect to accept for exchange and cancellation all eligible options properly elected for exchange and cancellation and not validly withdrawn before the offer termination date. As soon as practicable after the offer termination date, we will deliver the consideration to eligible participants.

         We will give you notice of our acceptance for exchange and cancellation of eligible options validly elected for exchange and cancellation and not properly withdrawn as of the offer termination date. We will notify you on or prior to July 17, 2003 (or a later expiration date if CheckFree Corporation extends the offer), or as soon as possible thereafter, if we reject your election. If you are not notified of a rejection and you receive notice of our acceptance for exchange and cancellation of eligible options, you may assume that your properly executed and delivered Election Form has been accepted. After we accept eligible options for exchange and cancellation, we will send each eligible participant who accepted the offer an email confirming the consideration that we will issue to the eligible participant.

7. CONDITIONS OF THE OFFER.

         Notwithstanding any other provision of the offer, we will not be required to accept any eligible options that you elect to exchange, and we may terminate or amend the offer, or postpone our acceptance of any eligible options that you elect to exchange, in each case at any time on or after June 17, 2003, and on or before July 17, 2003, or a later expiration date if the offer is extended. The conditions are as follows:

         - if we are required to extend the offer termination date beyond July 17, 2003;

         - if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly:

                  a) challenge the making of the offer or make it illegal for us to accept some or all of the eligible options or to issue some or all of the consideration or otherwise restrict or prohibit consummation of the offer or otherwise relate to the offer;

                  b) delay or restrict our ability, or render us unable, to accept the eligible options for exchange and cancellation or to issue the consideration for some or all of the eligible options elected for exchange;

                  c) materially impair our ability to provide associates with compensation by decreasing the value of the consideration or otherwise; or

                  d) materially and adversely affect our business, condition (financial or other), income, operations or prospects or materially impair the benefits we believe we will receive from the offer;

         - if regulatory or legal actions or interpretations would cause the offer to have adverse accounting consequences to us;

         -        if there is:

                  a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; or

                  b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

         - if another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:

                  a)       any person, entity or "group," within the meaning of
                           Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), has acquired or proposed to acquire beneficial ownership of more than five percent (5%) of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our common stock, other than any such person, entity or group that has filed a
                           Schedule 13D or Schedule 13G with the SEC before July 17, 2003; or

                  b) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing or made a public announcement that it intends to acquire us or any of our assets or securities;

         - if any change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us; or

         - if we determine that any event has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the offer to us and thus makes it inadvisable for us to proceed with the offer or to accept the eligible options that you elect to exchange.

         The conditions to the offer are for our benefit. We may assert the conditions to the offer in our discretion before the offer termination date and we may waive the conditions to the offer in accordance with applicable law, at any time and from time to time before the offer termination date, whether or not we waive any other condition to the offer. Should we decide to waive any of the conditions to the offer, we must do so before 5:00 p.m., Eastern Daylight Time, on the offer termination date (or a later expiration date if the offer is extended).

          Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this
Section 7 will be final and binding on all eligible participants.

         We currently expect that we will accept promptly after the offer termination date all eligible options that are properly submitted to be exchanged and have not been validly withdrawn prior to the offer termination date.

         The offer is not conditioned upon any financing arrangement or financing plan.

8.    PRICE RANGE OF COMMON STOCK.

      There is no established trading market for the eligible options. The securities underlying the eligible options are shares of our common stock, which are quoted on the Nasdaq National Market under the symbol "CKFR." The following table shows, for the periods indicated, the high and low sale prices per share of our common stock as reported on the Nasdaq National Market (as adjusted for stock splits).


                                             COMMON STOCK
                                                 PRICE

                                                 -----
FISCAL PERIOD                               HIGH        LOW
-------------                               ----        ---
FISCAL 2001
First Quarter                            $   70.88   $ 34.50
Second Quarter                           $   62.50   $ 33.50
Third Quarter                            $   57.25   $ 25.38
Fourth Quarter                           $   43.15   $ 24.06

FISCAL 2002

First Quarter                            $   35.40   $ 14.55
Second Quarter                           $   22.69   $ 12.20
Third Quarter                            $   20.20   $ 10.93
Fourth Quarter                           $   25.40   $ 13.28

FISCAL 2003

First Quarter                            $   15.83   $  7.45
Second Quarter                           $   20.35   $ 15.18
Third Quarter                            $   23.65   $ 16.12
Fourth Quarter (through June 2, 2003)    $   29.25   $ 20.60

      As of June 2, 2003, the last reported sale price of our common stock, as reported on the Nasdaq National Market, was $24.60 per share.

      We currently anticipate that all of our future earnings will be retained for the development of our business and do not anticipate paying cash dividends on our common stock for the foreseeable future. In addition, our line of credit does not allow for the payment of cash dividends on our common stock. Our board of directors will determine future dividend policy based on our results of operations, financial condition, capital requirements and other circumstances. During the last ten years, we have not paid cash dividends.

      If the price of our common stock increases above the exercise price of your eligible options during the term of your eligible options, the value of the consideration may be less than the aggregate value of the common stock you would have received upon exercise of your eligible options. See "Material Risks of Participating In the Offer" in Section 1 of this Information Statement.

9. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING THE OPTIONS.

      The following table sets forth information regarding beneficial ownership of our common stock by each of our directors and executive officers as of June 2, 2003:


                         SHARES BENEFICIALLY OWNED (1)(2)
                         --------------------------------
    STOCKHOLDER            NUMBER           PERCENT
    -----------            ------           -------
Peter J. Kight (3)(4)    5,901,103           6.6%

Mark A. Johnson (5)      1,218,953           1.3%

Leigh Asher                  8,041             *

Laura E. Binion             12,000             *

Sean E. Feeney               2,157             *

Deborah N. Gable             8,000             *

David E. Mangum            127,352             *

Alexander R. Marasco        20,000             *

Randall A. McCoy           125,482             *

Stephen Olsen              158,007             *

William P. Boardman         46,239             *

James D. Dixon              16,000             *

Henry C. Duques             12,000             *

Lewis C. Levin               8,000             *

Eugene F. Quinn             44,000             *

Jeffrey M. Wilkins          32,000             *
                                             ---

* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes shares purchasable within 60 days after June 2, 2003, pursuant to the exercise of options covering:


-   649,999 shares for Mr. Kight;           -   20,000 shares for Mr. Marasco;
-   114,347 shares for Mr. Johnson;         -   123,800 shares for Mr. McCoy;
-   7,666 shares for Ms. Asher;             -   155,116 shares for Mr. Olsen;
-   12,000 shares for Ms. Binion;           -   46,000 shares for Mr. Boardman;
-   0 shares for Mr. Feeney;                -   16,000 shares for Mr. Dixon;
-   8,000 shares for Ms. Gable;             -   12,000 shares for Mr. Duques;
-   126,666 shares for Mr. Mangum;          -   8,000 shares for Mr. Levin;


-   40,000 shares for Mr. Quinn             -   32,000 shares for Mr. Wilkins;

(3) Includes 8,600 shares held by the Peter J. Kight and Teresa J. Kight 1995 Children's Trust, 260,222 shares held by the Kight Family Trust, and 2,286 shares held in the Tiso Trust of which Mr. Kight's spouse acts as co-trustee. Mr. Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(4) Includes 30,259 shares of common stock resulting from the assumed conversion of $2,215,000 in principal amount of our 6.5% convertible subordinated notes due 2006 that are held by Mr. Kight.

(5) Includes 19,286 shares held by the Mark A. Johnson 1997 Irrevocable Children's Trust, and 100,000 shares held by the Mark A. Johnson 2002 GRAT. Mr. Johnson disclaims ownership of these shares in which he has no pecuniary interest. Also includes 247 shares held in Mr. Johnson's 401(k) account.

      The address of each director and executive officer is c/o CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, GA 30092, and the telephone number is (678) 375-3000.

      The biographies for the directors and executive officers, except for Ms. Asher and Messrs. Feeney and Marasco, are included in our definitive Proxy Statement for our 2002 Annual Meeting of Stockholders, filed with the SEC on October 3, 2002, and incorporated by reference herein.

      Leigh Asher, age 40, has served as our Senior Vice President, Corporate Marketing since January 2003. From August 2000 until December 2002, Ms. Asher served as our Vice President, Biller Solutions Marketing. Prior to that, Ms. Asher served as our Vice President, Strategic Communications from January 2000 until July 2000. From 1997 to 2000, Ms. Asher was Director, Strategic Communications of Per-Se Technologies, Inc.

      Sean E. Feeney, age 45, has served as Executive Vice President and General Manager of our Software Division since October 2002. Prior to that, Mr. Feeney was Chief Operating Officer of Clarus Corp. from September 2001 to August 2002. From February 2001 to July 2001, Mr. Feeney was Chief Executive Officer of Thinkologies. From March 2000 to December 2000, Mr. Feeney worked for OneSource Relocation, formerly clickandmove.com, most recently as its Chief Executive Officer. Prior to that, Mr. Feeney served as our Executive Vice President from December 1997 to February 2000. He also served as President of our Software Division and as Executive Vice President, EC Sales from May 1998 to February 2000. From February 1997 to May 1998, he served as Executive Vice President, Software Solutions.

      Alexander R. Marasco, age 50, has served as Executive Vice President and General Manager of our Investment Services Division since November 2002. From February 2002 to October 2002, Mr. Marasco served as Executive Vice President of Operations of our Investment Services Division. Prior to that, Mr. Marasco was the President and Chief Executive Officer of Click4.com, Inc. from February 2000 to October 2001. From 1989 to 2000, Mr. Marasco worked for R.H. Donnelly Corporation, most recently as Executive Vice President of Corporate Development.

      As of June 2, 2003, our executive officers and directors (16 persons) as a group held outstanding options to purchase a total of 1,371,600 shares of our common stock under our equity incentive and stock option plans, including the participating plans. This represented approximately 18.3% of the shares subject to all outstanding options under our equity incentive and stock option plans, including the participating plans, as of that date. Executive officers as a group, excluding associate directors, hold options to purchase 453,254 shares of our common stock that are eligible for exchange pursuant to the offer. Members of our board of directors, including associate directors, are not eligible to participate in the offer.

10. ACCOUNTING CONSEQUENCES OF THE OFFER; STATUS OF OPTIONS EXCHANGED IN THE OFFER.

      Any cash paid for eligible options will be treated for financial reporting purposes as cash compensation expense during the quarter ended September 30, 2003. For the shares of restricted stock issued in this offer, we will record additional non-cash compensation expense ratably over the restricted stock's three-year vesting period based on our common stock's market value on the grant date. During the offer period all eligible options will be treated for financial purposes as variable awards. Neither the shares of restricted stock issued in the offer nor the tendered options will be treated for financial reporting purposes as variable awards. However, all eligible options not tendered for exchange will be treated as variable awards. Variable awards will require us to record non-cash compensation expense on a marked-to-market basis to the extent the stock price exceeds the exercise price of the eligible options not tendered. We cannot predict the impact the variable awards will have on non-cash compensation expense.

      Eligible options that have been granted under the participating plans and that we acquire in connection with the offer will be cancelled and the shares of common stock that may have been purchased under those options will be returned to the pool of shares available for grants of new awards or options under the participating plans without further stockholder action, except as required by applicable law or the rules of the Nasdaq National Market or any other securities quotation system or any stock exchange on which our common stock is then quoted or listed. We expect that the cash will be paid and the Restricted Stock Awards will be granted as soon as practicable after the grant date. The shares of restricted stock subject to the Restricted Stock Award will vest ratably over three years.

11.   LEGAL MATTERS; REGULATORY APPROVALS.

      We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the offer, or of any approval or other action by any government or regulatory authority or agency that is required for completion of the offer, other than securities filings in certain international countries. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of any eligible options that you elect to exchange. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the offer. Our obligation under the offer to accept exchanged eligible options and to issue the consideration is subject to conditions, including the conditions described in Section 7 of this Information Statement.

12.   MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

      The following is a general summary of the material U.S. Federal Income Tax consequences of the exchange of eligible options under the offer. BEFORE ACCEPTING THE OFFER, WE RECOMMEND THAT YOU CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ELECTING TO PARTICIPATE IN THE OFFER, INCLUDING BUT NOT LIMITED TO A DETERMINATION OF WHETHER TAXES IN ADDITION TO THE AMOUNTS WITHHELD FROM THE CONSIDERATION MAY BE DUE AS A RESULT OF ELECTING TO PARTICIPATE IN THE OFFER. Depending on your personal tax situation, you may owe taxes on the consideration above and beyond the amounts withheld. Any difference in tax withholdings and actual tax liability, or failure to timely remit the proper amount of taxes may result in tax penalties and interest charges, which will be your responsibility to pay.

      This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations and administrative and judicial interpretations as of the date of the offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of eligible participants.

      If you receive cash consideration in the offer, you will recognize income for income tax purposes on the cash consideration on the offer termination date. Any applicable withholding taxes or charges on the cash consideration will be withheld from the cash payable to you.

      There are no immediate tax consequences of receiving the Restricted Stock Award in exchange for your eligible options. Upon vesting in the restricted stock, you will be required to recognize ordinary income in an amount equal to the fair market value of such restricted stock, based on the closing price of our common stock on the vesting date (or the next business day if the vesting date falls on a weekend or a holiday). This means that ordinary income will be reflected on your year-end Form W-2 and we will have an obligation to withhold certain federal and state income and payroll taxes, much like the obligation that arises when you exercise a non-qualified stock option or when we pay you your salary or a bonus. Before you receive a stock certificate for vested shares, all applicable income tax withholding obligations with respect to a vesting event must be satisfied. We will withhold a number of shares of stock necessary to satisfy your withholding obligation, based on the fair market value of the shares, and we will pay this amount to the IRS on your behalf. Your tax basis in your shares will equal the amount you include in income in connection with the vesting of the shares. The number of vested shares of restricted stock we will withhold to satisfy your applicable tax withholding obligations will be based on the closing price of our common stock, as reported by the Nasdaq National Market, on the last business day prior to a vesting date. Upon a subsequent sale of the shares and assuming that you hold the shares as a capital asset, you will recognize capital gain or loss based upon the difference between the sales proceeds you receive for the shares and your tax basis in the shares. Your holding period for determining whether such capital gain or loss is long-term or short-term will begin on the date your shares vest.

      Generally, we will be allowed a business expense deduction for the amount of any taxable income that is recognized by you from vesting at the time the income is recognized by you. Section 162(m) of the Code, however, may limit the deduction that can be claimed by us in certain circumstances.

      You will not be subject to U.S. federal income tax as a result of your election not to exchange your eligible options. We do not believe that the offer to you will change any of the terms of your eligible options if you do not accept the offer. However, the IRS may characterize the offer to you as a "modification" of those eligible options that are incentive stock options, even if you decline the offer. A successful assertion by the IRS that such options have been modified could extend the options' holding period to qualify for favorable tax treatment, cause a portion of such options to be treated as nonqualified stock options, and potentially give rise to immediate taxable income if the IRS asserts that the options are deemed to have a fair market value as a result of the exchange offer.

      If you choose not to exchange your eligible options and you have been granted incentive stock options, we recommend that you consult with your tax advisor to determine the tax consequences of the exercise of those options and the sale of the common stock that you will receive upon exercise.

      WE RECOMMEND THAT YOU CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ELECTING TO PARTICIPATE IN THE OFFER.

13. TERMS OF THE OFFER SPECIFIC TO ELIGIBLE PARTICIPANTS EMPLOYED OUTSIDE OF THE UNITED STATES.

      If you are an eligible participant employed outside the United States who holds options under the participating plans, you are also subject to the terms of this offer as described herein. International associates should refer to Appendix A to this document entitled "Guide to International Issues" for a discussion of the tax and other consequences of accepting or rejecting the offer under various foreign laws.

      BEFORE ACCEPTING THE OFFER, WE RECOMMEND THAT YOU CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL CONTRIBUTION CONSEQUENCES OF THE OFFER, INCLUDING BUT NOT LIMITED TO A DETERMINATION OF WHETHER TAXES IN ADDITION TO THE AMOUNTS WITHHELD FROM THE CONSIDERATION, IF ANY, WILL BE DUE AS A RESULT OF ELECTING TO PARTICIPATE IN THE OFFER.

14.   EXTENSION OF OFFER; TERMINATION; AMENDMENT.

      We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the offer is open and delay accepting any options surrendered or exchanged by announcing the extension and giving oral or written notice of the extension to the eligible participants.

      We also expressly reserve the right, in our reasonable judgment, prior to the offer termination date, to terminate or amend the offer and to postpone our acceptance and cancellation of any eligible options elected for exchange if any of the conditions specified in Section 7 of this Information Statement occur. In order to postpone the accepting for cancellation of any eligible option, we must announce the postponement and give oral or written notice of the postponement to the eligible participants. Our right to delay the acceptance and cancellation of eligible options may be limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we pay the consideration offered or return the exchanged options promptly after we terminate or withdraw the offer.

      As long as we comply with any applicable laws, we may amend the offer in any way, including decreasing or increasing the consideration offered to eligible participants in the offer or by decreasing or increasing the number of eligible options to be exchanged in the offer. We may amend the offer at any time by announcing the amendment. If we extend the length of time during which the offer is open, we will issue the amendment no later than 4:59 p.m., Eastern Daylight Time, on the announced offer termination date. Any announcement relating to the offer will be sent promptly to eligible participants in a manner reasonably designed to inform eligible participants of the change.

      If we materially change the terms of the offer or the information about the offer, or if we waive a material condition of the offer, we may extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period an offer must remain open following material changes in the terms of the offer or information about the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

- increase or decrease what we will give you in exchange for your eligible options;

- increase or decrease the number of eligible options to be exchanged in the offer; or

-     extend or terminate the offer.

      If the offer is scheduled to expire within ten (10) business days from the date we notify you of such an increase or decrease, as described above, we intend to extend the offer until ten (10) business days after the date the notice is published.

15.   FEES AND EXPENSES.

      We will not pay any fees or commissions to any broker, dealer or other person asking holders of eligible options to exchange such options pursuant to this offer, nor will we pay any fees or commissions to any third party with respect to the subsequent sale of restricted stock.

16.   INFORMATION ABOUT CHECKFREE.

      General. Our principal executive offices are located at 4411 East Jones Bridge Road, Norcross, GA 30092, and our telephone number is (678) 375-3000. Our web site address is www.checkfreecorp.com. The information on our web site is not a part of this offer.

      CheckFree was founded in 1981 as an electronic payment processing company and has become a leading provider of financial electronic commerce products and services. Our current business was developed through the expansion of our core electronic payments business and the acquisition of companies operating in similar or complementary businesses. We operate our business through three independent but inter-related divisions:

-     Electronic Commerce;
-     Investment Services; and
-     Software.

      Information concerning our business is included in our Annual Report on Form 10-K for the year ended June 30, 2002, and our Quarterly Reports on Form 10-Q for the periods ended September 30, 2002, December 31, 2002, and March 31, 2003, are incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 - "Additional Information."

      Financial. The following selected financial data is derived from our consolidated financial statements, as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended June 30, 2002, filed with the SEC on September 26, 2002, and our Quarterly Report on Form 10-Q for the period ended March 31, 2003, filed with the SEC on May 15, 2003. All amounts are in thousands, except per share data.

                                                                                                                   NINE MONTHS
                                                                      YEAR ENDED JUNE 30,                         ENDED MARCH 31,
                                              -----------------------------------------------------------    -----------------------
                                              1998         1999          2000        2001          2002         2002        2003
                                              ----         ----          ----        ----          ----         ----        ----
STATEMENT OF OPERATIONS:
Revenues:
 Processing and servicing                   $ 159,255    $ 201,059    $ 261,621   $ 362,051    $  422,237    $ 313,056     $352,398
 License fees                                  28,952       15,975       16,818      30,180        25,020       18,890       16,647
 Maintenance fees                              25,848       17,746       18,752      21,332        24,298       17,804       19,066
 Other                                         19,809       15,351       13,004      19,757        18,922       12,849       18,930
                                            ---------    ---------    ---------   ---------    ----------     --------     --------
 Total revenues                               233,864      250,131      310,195     433,320       490,477      362,599      407,041

Expenses

Cost of processing, servicing and support     129,924      146,704      182,540     255,528       262,105      202,816      177,994
Research and development                       36,265       21,085       35,631      55,621        55,172       43,554       39,104
Sales and marketing                            28,839       32,354       44,782      90,283        58,030       43,418       40,582
General and administrative                     20,677       31,466       40,931      50,474        43,687       32,638       28,657
Depreciation and amortization                  24,999       24,630       42,830     427,495       435,565      334,863      170,987
In-process research and development               719        2,201        6,900      18,600            --           --           --
Impairment of intangible assets                    --           --           --          --       155,072      155,072           --
Reorganization charge                              --           --           --          --        16,365       15,871           --
Charge for stock warrants                      32,827           --           --          --            --           --           --
Exclusivity amortization                        2,963           --           --          --            --           --           --
                                            ---------    ---------    ---------   ---------    ----------     --------     --------
Total expenses                                277,213      258,440      353,614     898,001     1,025,996      828,232      457,324
Net gain on dispositions of assets             36,173        4,576           --          --            --           --           --
                                            ---------    ---------    ---------   ---------    ----------     --------     --------
Loss from operations                           (7,176)      (3,733)     (43,419)   (464,681)     (535,519)    (465,633)     (50,283)
Interest:
Income                                          3,464        2,799        7,689      15,415         8,486        6,602        5,714
Expense                                          (632)        (618)      (8,027)    (13,154)      (12,788)      (9,589)      (9,769)
Loss on investments                                --           --           --     (16,077)           --           --       (3,228)
                                            ---------    ---------    ---------   ---------    ----------     --------     --------
Loss before income taxes and cumulative
effect of accounting change                    (4,344)      (1,552)     (43,757)   (478,497)     (539,821)    (468,620)     (57,566)
Income tax benefit                               (641)     (12,009)     (11,437)   (115,362)      (98,871)     (87,081)     (25,247)
                                            ---------    ---------    ---------   ---------    ----------     --------     --------
Income (loss) before cumulative effect of      (3,703)      10,457      (32,320)   (363,135)     (440,950)    (381,539)     (32,319)
  accounting change
Cumulative effect of accounting change             --           --           --          --            --           --       (2,894)
                                            ---------    ---------    ---------   ---------    ----------     --------     --------
Net income (loss)                           $  (3,703)   $  10,457    $ (32,320)  $(363,135)   $ (440,950)    (381,539)    $(35,213)
                                            =========    =========    =========   =========    ==========     ========     ========
Diluted net income (loss) per common
  share.........                              $ (0.07)      $ 0.18      $ (0.61)    $ (4.49)      $ (5.04)     $ (4.37)     $ (0.40)
Equivalent number of shares outstanding.....   55,087       56,529       53,367      80,863        87,452       87,250       88,672

BALANCE SHEET DATA:

 Working capital..........................   $ 78,238     $ 24,245    $ 178,761   $ 142,661      $ 201,741    $ 188,303   $ 224,963
 Total assets.............................    250,112      252,761      713,114   2,183,953      1,637,477    1,717,853   1,580,315
 Long-term obligations, less current
   portion........                              6,467        3,882      173,236     176,541        176,377      175,635     179,699
 Total stockholders' equity..............     183,854      186,903      445,894   1,732,186      1,305,661    1,361,666   1,282,005

      The financial information included in our Annual Report on Form 10-K for the year ended June 30, 2002, and Quarterly Reports on Form 10-Q for the periods ended September 30, 2002, December 31, 2002, and March 31, 2003, is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 -- "Additional Information."

17.   RISK FACTORS.

      In addition to those risks discussed in this Information Statement, information concerning risk factors included in our Annual Report on Form 10-K for the year ended June 30, 2002, is incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

      Our common stock is listed for quotation on the Nasdaq National Market System.

18.   ADDITIONAL INFORMATION.

      We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Information Statement is a part, with respect to the offer. This offer does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following other materials that we have filed with the SEC before making a decision on whether to accept the offer:

      1. Our Annual Report on Form 10-K for the year ended June 30, 2002, filed on September 26, 2002, including all material incorporated by reference therein;

      2.    Our Definitive Proxy Statement on Schedule 14A, filed on October 3,
            2002;

      3. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002, including all material incorporated by reference therein

      4. Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, filed on February 12, 2003, including all material incorporated by reference therein;

      5. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 15, 2003, 2003, including all material incorporated by reference therein;

      6. Our Current Reports on Form 8-K, filed on August 14, 2002 and April 22, 2003;

      7. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2002, including all materials incorporated by reference therein; and

      8. The description of the common stock contained in our Registration Statements on Form 8-A.

      The SEC file number for these filings is 0-26802. You can receive copies of these filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as CheckFree Corporation that file electronically with the SEC. The address of the SEC web site is http://www.sec.gov.

      We will also provide without charge to each person to whom we deliver a copy of this Information Statement, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

                                    Tracy Cui
                              Human Resources Group
                              CheckFree Corporation
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092

or by telephoning us at (678) 375-3301 between 9:00 a.m. and 5:00 p.m., Eastern Daylight Time.

      As you read the documents listed in this Section 18, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Information Statement, you should rely on the statements made in the most recent document.

      The information contained in this Information Statement about CheckFree Corporation should be read together with the information contained in the documents to which we have referred you.

19.   FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

      This Information Statement and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. However, the safe harbors of Section 27A of the Securities Act and 21E of the Exchange Act do not apply to statements made in connection with this offer. These forward-looking statements involve risks and uncertainties that include, among others, those set forth in Section 17 of this document. More information about factors that potentially could affect our financial results is included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended June 30, 2002, and our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2002, December 31, 2002, and March 31, 2003.

      We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If at any time we become aware of any jurisdiction where the making of this offer violates the law, we will make a good faith effort to comply with the law. If, after a good faith effort, we cannot comply with the law, the offer will not be made to, nor will exchanges be accepted from or on behalf of, the eligible participants residing in that jurisdiction.

      The board of directors recognizes that the decision to accept or reject this offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this offer from CheckFree Corporation is limited to this document.

CheckFree Corporation                           June 17, 2003

                                   APPENDIX A

                          GUIDE TO INTERNATIONAL ISSUES

A GUIDE TO ISSUES IN CANADA

      The following is a general summary of the tax consequences of the cancellation of eligible options in exchange for shares of restricted stock and/or cash for eligible participants subject to tax in Canada. This summary is general in nature and does not discuss all of the tax consequences (including provincial variations) that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all eligible participants considering replacing their eligible options to consult with their own tax or financial advisors.

      If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

OPTION EXCHANGE FOR THE ISSUANCE OF SHARES OF RESTRICTED STOCK AND/OR CASH

      You will likely be subject to income tax and social insurance contributions, to the extent the earnings threshold has been exceeded, as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will likely be subject to income tax and social insurance contributions on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax and social insurance contributions on the fair market value of the shares on the grant date. Please consult your tax advisor for further information.

SALE OF SHARES

      To the extent you receive shares, you will likely be subject to income tax and/or capital gains tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares at issuance and the sale price.

WITHHOLDING AND REPORTING

      CheckFree Corporation will withhold income tax and social insurance contributions (including pension plan contributions and employment insurance contributions to the extent the earnings threshold has not been exceeded) when the cash payment or shares are issued to you. If you receive shares, the number of shares you receive upon each vesting will be the net of the withholding amount.

      CheckFree Corporation is not required to withhold or report upon the subsequent sale of shares.

      As you know, tax calculations are complex and specific to your individual situation. CheckFree Corporation is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

A GUIDE TO ISSUES IN THE UNITED KINGDOM

         The following is a general summary of the tax consequences of the cancellation of eligible options in exchange for shares of restricted stock and/or cash for eligible participants subject to tax in the United Kingdom. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all eligible participants considering replacing their eligible options to consult with their own tax or financial advisors.

         If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

OPTION EXCHANGE FOR THE ISSUANCE OF SHARES OF RESTRICTED STOCK AND/OR CASH

         You will be subject to income tax and National Insurance Contributions (to the extent your earnings have not yet exceeded the maximum earnings limit) as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax and National Insurance Contributions on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax and National Insurance Contributions on the taxable value of the shares on the offer termination date. Please consult your tax advisor for further information.

SALE OF SHARES

         To the extent you receive shares, you will be subject to capital gains tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price. Any capital gains you realize are subject to an annual personal exemption before capital gains tax is payable and to taper relief, the amount of which is based on the period of time during which you hold the shares and whether you continue to be employed by CheckFree Corporation or one of its subsidiaries.

WITHHOLDING AND REPORTING

         CheckFree Corporation is required to withhold and report income tax and National Insurance Contributions when the cash payment or shares are issued to you. If you receive shares, the number of shares you receive upon each vesting will be the net of the withholding amount.

         CheckFree Corporation is not required to withhold or report upon the subsequent sale of the shares.

         As you know, tax calculations are complex and specific to your individual situation. CheckFree Corporation is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

                                   APPENDIX B

                         CALCULATION OF BREAKEVEN POINT

              ASSUMPTIONS:
              NUMBER OF OPTIONS EXCHANGED                     1,000
              STRIKE PRICE OF THE OPTIONS                 $   44.00
              CURRENT STOCK PRICE                         $   25.00
              RESTRICTED SHARES RECEIVED                        250

                                              TOTAL PRE-TAX INTRINSIC VALUE
   CURRENT              --------------------------------------------------------------------
    STOCK                 RESTRICTED
    PRICE                    STOCK                      OPTIONS                DIFFERENCE
--------------          ----------------            ----------------         ---------------
$    5.00                   $ 1,250                     $    --                 $  1,250
$   10.00                   $ 2,500                     $    --                 $  2,500
$   15.00                   $ 3,750                     $    --                 $  3,750
$   20.00                   $ 5,000                     $    --                 $  5,000
$   25.00                   $ 6,250                     $    --                 $  6,250
$   30.00                   $ 7,500                     $    --                 $  7,500
$   35.00                   $ 8,750                     $    --                 $  8,750
$   40.00                   $10,000                     $    --                 $ 10,000
$   45.00                   $11,250                     $ 1,000                 $ 10,250
$   50.00                   $12,500                     $ 6,000                 $  6,500
$   55.00                   $13,750                     $11,000                 $  2,750

$   58.67                   $14,667                     $14,667                 $      0

$   60.00                   $15,000                     $16,000                 $ (1,000)
$   65.00                   $16,250                     $21,000                 $ (4,750)




NOTES:

1. In this example, the associate has only one grant of outstanding options eligible for the exchange program. They would exchange 1,000 eligible options at a price of $44.00 for 250 shares of restricted stock with a current market value of $25.00 per share, or a total value of $6,250.

2. If the associate chooses to keep the options and not exchange them for restricted stock, CheckFree's stock price will have to exceed the $44.00 option price for the options to be considered "in the money" and have intrinsic value to the associate. If the price of our stock reaches $45.00, the value of the options to the associate is $1,000 ((stock price of $45.00 - option price of $44.00) x 1,000 options).

3. If the associate chooses to exchange the options for restricted stock, the restricted stock will have greater value to the associate unless our stock price reaches $58.67 sometime during the remaining life of the outstanding options. At a stock price of $58.67 the value of the options exchanged would be equal to the restricted stock received from the exchange. Below $58.67 the value of restricted stock will be greater than the value of the options exchanged. Above $58.67 the options exchanged would have had a greater value than the restricted stock received.

                                   APPENDIX C

                         FORM OF RESTRICTED STOCK AWARD

                    FORM OF RESTRICTED STOCK AWARD AGREEMENT




RESTRICTED STOCK                                    CheckFree Corporation
AWARD AGREEMENT                                     4411 East Jones Bridge Road
                                                    Norcross, Georgia  30092
                                                    (678) 375-3000


--------------------------------------------------------------------------------

Associate Name and Address:                             [Name and Address]

Number of Restricted Shares Subject to Award:           [Total Number of Shares]

Date of Award Grant:                                    [July 17, 2003]
--------------------------------------------------------------------------------

         CheckFree Corporation, a Delaware corporation (the "Company"), hereby grants to the individual whose name appears above (the "Associate") a Restricted Stock Award (the "Award") of shares of its Common Stock, $0.01 par value per share (the "Restricted Shares") to be issued to Associate as set forth below, subject to all of the terms and conditions set forth in this Restricted Stock Award Agreement (this "Agreement") and the Company's 2002 Stock Incentive Plan (the "Plan"). All terms and conditions set forth in Annex I hereto and the Plan are deemed to be incorporated herein in their entirety.

1.       VESTING PROVISIONS.

         (a) Provided that the Associate is employed by the Company on such dates, the Associate's Restricted Shares will be issued (subject to tax withholding) and become vested in three equal installments on the following dates:

         -        [July 17, 2004];

         -        [July 17, 2005]; and

         -        [July 17, 2006].

If the application of this paragraph would result in Associate vesting in a fraction of a share of Common Stock, such fractional share of Common Stock will be rounded down to the next whole share, in which case adjustments may be made to future vesting increments to prevent exceeding the total number of Restricted Shares subject to the Award, as provided above.

         (b) If the Associate's employment or service with the Company terminates for any reason before all of Associate's Restricted Shares have become vested under this Award, the Associate's Restricted Shares that have not been issued and have not vested shall be forfeited on and after the effective date of the termination.

         (c) Notwithstanding the foregoing, if the Associate terminates employment or service with the Company because he or she has been employed by an Affiliate or Subsidiary of the Company, the Associate shall continue to vest in the Restricted Shares in accordance with the vesting schedule set forth in paragraph 1(a) above, and Associate's cessation of employment or service with the Company shall not be deemed a forfeiture event hereunder.

         (d) The Stock Option and Compensation Committee will have the right to determine, in its sole discretion, how an Associate's leave of absence will affect the terms of this Award, including the vesting and issuance of Restricted Shares hereunder.

         (e) The Company will not have any further obligations to the Associate under this Award if the Associate's Restricted Shares are forfeited as provided herein.

2.       GENERAL

         By signing below, you agree that this award is governed by this Agreement, and by the terms and conditions contained in the Plan, as amended from time to time and incorporated into this Agreement by reference. A copy of the Plan is available upon request by contact the Human Resources Department at the Company's executive offices.

CHECKFREE CORPORATION

By:
    -------------------------------------------------         ------------------
                                                                       Date
Its:
     ------------------------------------------------


ASSOCIATE

-----------------------------------------------------         ------------------
         Associate                                                     Date

                   ANNEX I TO RESTRICTED STOCK AWARD AGREEMENT

                 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

         1. Issuance of Restricted Stock. The Company, or its transfer agent, will issue and deliver the vested portion of the Restricted Shares to the Associate as soon as practicable after the Restricted Shares become vested, subject to payment of the applicable withholding tax liability as set forth below. If the Associate dies before the Company has distributed any portion of the vested Restricted Shares, the Company will transfer any vested Restricted Shares in accordance with the Associate's will or, if the Associate did not have a will, the vested Restricted Shares will be distributed in accordance with the laws of descent and distribution.

         2. Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, no certificate representing Restricted Stock shall be delivered unless and until Associate shall have delivered to the Company or its designated Affiliate, the full amount of any federal, state or local income and other withholding taxes. The Company is permitted to withhold a number of shares of Restricted Stock equal in value to Associate's withholding obligations and to pay this amount to the Internal Revenue Service on Associate's behalf.

         3. Non-transferability of Award. Until the Restricted Shares have vested as set forth on page 1 of this Agreement, the Restricted Shares granted herein and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such award, or of any right or privilege conferred hereby, contrary to the provisions of the Plan or of this Agreement, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such award and the rights and privileges conferred hereby shall immediately become null and void.

         4. Conditions to Issuance of Shares. The shares of stock deliverable to Associate may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for shares of stock hereunder prior to fulfillment of all of the following conditions: (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any State or Federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Stock Option and Compensation Committee (the "Committee") shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any State or Federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Shares as the Committee may establish from time to time for reasons of administrative convenience.

         5. No Rights as Stockholder. Until the Restricted Shares have vested and have been issued, Associate shall not have any rights of a stockholder of the Company with respect to the Restricted Shares, including any right to vote such Restricted Shares and to receive dividends and distributions on such Restricted Shares.

         6. Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Undefined capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

         7. No Right to Continued Employment. Associate understands and agrees that this Agreement does not impact in any way the right of the Company, or any Affiliate of the Company employing Associate, to terminate or change the terms of the employment of Associate at any time for any reason whatsoever, with or without cause. Associate understands and agrees that his or her employment with the Company or an Affiliate is on an "at-will" basis only.

         8. Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of the Compensation Manager, at CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Associate shall be addressed to Associate at the address set forth on page 1 of this Agreement, or at such other address for Associate maintained on the books and records of the Company.

         10. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         11. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Notice and Agreement.

                                   APPENDIX D

                            CHANGE IN ELECTION FORMS

               NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

         If you previously elected to accept the offer of CheckFree Corporation ("CheckFree") to exchange certain options held by CheckFree employees, and you would like to change your election and reject the offer, you must sign this Notice and send it to Tracy Cui in the Human Resources Group at CheckFree in Norcross via hand delivery or facsimile at (678) 375-2301 before 5:00 p.m., Eastern Daylight Time, on July 17, 2003, unless the offer is extended. If you have questions regarding the process for returning this Notice, please send an email to Tracy Cui exchangeoffer@checkfree.com.

To CheckFree Corporation:

         I previously received a copy of the information statement (dated June 17, 2003), including all of its attachments, the cover letter, and an Election Form. I signed and returned the Election Form, in which I elected to accept CheckFree's offer to exchange my eligible options. I NOW WISH TO CHANGE THAT ELECTION AND REJECT CHECKFREE'S OFFER TO EXCHANGE my eligible options. I understand that by signing this Notice and delivering it pursuant to the instructions above, I will be able to withdraw my election to participate in the offer, and reject the offer instead. I have read and understand all of the terms and conditions of the offer.

          I understand that in order to reject the offer, I must sign and deliver this Notice to Tracy Cui in the Human Resources Group at CheckFree in Norcross via hand delivery or facsimile at (678) 375-2301 before 5:00 p.m., Eastern Daylight Time, on July 17, 2003, or if CheckFree extends the deadline to exchange eligible options, before the extended expiration of the offer.

         By rejecting the offer, I understand that I will not receive any Restricted Stock Award or cash, as the case may be, and I will keep my eligible options. These options will continue to be governed by the stock option plan under which they were granted and the existing option agreements between CheckFree and me.

         I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

         I DO NOT ACCEPT THE OFFER TO EXCHANGE MY ELIGIBLE OPTIONS.



-----------------------------------------------             --------------------
               Optionee Signature                                 Date

-----------------------------------------------
               Name (Please print)

               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

         If you previously elected to reject the offer of CheckFree Corporation ("CheckFree") to exchange certain options held by CheckFree employees, and you would like to change your election and accept the offer, you must sign this Notice and a new Election Form and send both to Tracy Cui in the Human Resources Group at CheckFree in Norcross via hand delivery or facsimile at (678) 375-2301 before 5:00 p.m., Eastern Daylight Time, on July 17, 2003, unless the offer is extended. If you have questions regarding the process for returning this Notice, please send an email to Tracy Cui at exchangeoffer@checkfree.com.

To CheckFree Corporation:

         I previously received a copy of the information statement (dated June 17, 2003), including all of its attachments, the cover letter, and an Election Form. I signed and returned the Election Form, in which I elected to reject CheckFree's offer to exchange my eligible options. I NOW WISH TO CHANGE THAT ELECTION, AND ACCEPT CHECKFREE'S OFFER TO EXCHANGE MY ELIGIBLE OPTIONS. I understand that by signing this Notice and a new Election Form and delivering both forms pursuant to the instructions above, I will be able to withdraw my rejection of the offer and accept the offer instead. I have read and understand all of the terms and conditions of the offer.

         I understand that in order to accept the offer, I must sign and deliver this Notice and a new Election Form to Tracy Cui in the Human Resources Group at CheckFree in Norcross via hand delivery or facsimile at (678) 375-2301 before 5:00 p.m., Eastern Daylight Time, on July 17, 2003, or if CheckFree extends the deadline to exchange options, before the extended expiration of the offer.

         I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

         I ACCEPT THE OFFER TO EXCHANGE MY ELIGIBLE OPTIONS AS INDICATED IN THE ELECTION FORM COMPLETED AS OF THE DATE HEREOF AND ATTACHED HERETO.




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               Optionee Signature                                 Date

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               Name (Please print)